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                                                                     EXHIBIT 5.1

OPINION OF McDONALD CARANO WILSON
McCUNE BERGIN FRANKOVICH & HICKS LLP

                     [McDONALD CARANO WILSON McCUNE BERGIN
                       FRANKOVICH & HICKS LLP LETTERHEAD]

                                 August 21, 2001


Board of Directors
Boyd Gaming Corporation
2950 Industrial Road
Las Vegas, Nevada 89109

     Re:  Boyd Gaming Corporation
          1996 Stock Incentive Plan (2,500,000 Shares)

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") executed by Boyd Gaming Corporation (the "Company") on August 20, 2001, and filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 2,500,000 shares (the "Plan Shares") of $.01 par value common stock of the Company (the "Common Stock") issuable upon exercise of options which have been and will be granted under the Company's 1996 Stock Incentive Plan (the "Plan").

     It is our opinion that the Plan Shares, when issued and sold pursuant to the terms of the Plan, will be legally and validly issued, fully paid, and non-assessable Common Stock.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement and any amendments thereto.

                                                   Sincerely,

                                                   McDONALD CARANO WILSON McCUNE
                                                   BERGIN FRANKOVICH & HICKS LLP


                                                   By /s/ A. J. HICKS
                                                      --------------------------
                                                          A. J. Hicks, Partner